EXHIBIT 5.1
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Opinion of Hall, Estill, Hardwick, Gable, Golden & Nelson



                                   May 5, 2006



North American Galvanizing & Coatings, Inc.
5314 South Yale Avenue, Suite 1000
Tulsa, Oklahoma 74136-0964

     RE: REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-8, to be filed by you with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of shares of your Common Stock (the "Shares") issued or issuable upon the exercise of options granted under the 2004 Incentive Stock Plan ("Plan") referred to therein. As your counsel in connection with this transaction, we have examined the proceedings taken and proposed to be taken by you in connection with the issuance of the Shares.

     It is our opinion that the Shares, when issued and paid for in accordance with the terms of the Plan, will be legally and validly issued, fully paid, and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, including the prospectus constituting a part thereof, and any amendment thereto.


                                          Very truly yours,

                                          /s/ HALL, ESTILL, HARDWICK, GABLE,
                                          GOLDEN & NELSON, P.C.